Exhibit 99.1

Contact:	Scott J. Bowman
Senior Vice President &
Chief Financial Officer
(205) 942-4292

HIBBETT ANNOUNCES PROMOTION OF JARED BRISKIN
TO SENIOR VICE PRESIDENT AND CHIEF MERCHANT

BIRMINGHAM, Ala. (September 29, 2014) – Hibbett Sports, Inc. (NASDAQ/GS: HIBB), a sporting goods retailer, today announced the promotion of Jared Briskin to Senior Vice President and Chief Merchant.  Briskin replaces Rebecca Jones, who left the company today.

Jeff Rosenthal, President and Chief Executive Officer, stated, "Jared is a seasoned sporting goods merchant with more than 16 years' experience with the Company, starting as a buyer and progressing to Vice President Divisional Merchandise Manager of Footwear and Equipment.  He is highly respected within the industry and vendor community, and has had responsibility for all areas of Merchandising during his tenure with Hibbett.  For these reasons, we expect a smooth transition of Jared into his new role."

Hibbett Sports, Inc. operates sporting goods stores in small to mid-sized markets, predominately in the South, Southwest, Mid-Atlantic and Midwest regions of the United States.  The Company's primary store format is Hibbett Sports, a 5,000-square-foot store located in strip centers and enclosed malls.

A WARNING ABOUT FORWARD LOOKING STATEMENTS:  Certain matters discussed in this press release are "forward looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995.  Forward looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, guidance, outlook, or estimate.  For example, our forward looking statements include statements regarding personnel changes.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially.  For a discussion of factors which could affect our business, you should carefully review our Annual Report and other reports filed from time to time with the Securities and Exchange Commission, including the "Risk Factors," "Business" and "MD&A" sections in our Annual Report on Form 10-K filed on March 31, 2014 and in our Quarterly Report on Form 10-Q filed on September 8, 2014. In light of these risks and uncertainties, the future events, developments or results described by our forward looking statements in this document could turn out to be materially and adversely different from those we discuss or imply.  We are not obligated to release publicly any revisions to any forward looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

END OF EXHIBIT 99.1